UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2023

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C, Houston, Texas 77081

(Address of principal executive offices) (zip code)

(713) 660-0557

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On March 2, 2023, Nutex Health Inc. (the “Company”) announced its financial and operating results for the fiscal year ended December 31, 2022. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01  Other Events

Revision of Warrant and Option Valuation

In connection with the accounting for the reverse merger (the “Merger”) on April 1, 2022, of Nutex Health Holdco LLC and Clinigence Holdings, Inc. (“Clinigence”, n/k/a Nutex Health Inc.) as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 23, 2021 between Clinigence, Nutex Acquisition LLC, a wholly-owned subsidiary of Clinigence, Nutex, Micro Hospital Holding LLC (solely for the purposes of certain sections of the Merger Agreement), Nutex Health Holdco LLC and Thomas Vo, M.D. (solely in his capacity as the representative of the equity holders of Nutex Health Holdco LLC), the Company was required to value the outstanding options and warrants that were a part of the total consideration in the Merger.

Certain inputs related to the options and warrants in the Black-Scholes valuation model used to measure their fair value included incorrect exercise prices and expiration dates for some of the instruments. In addition, the Company adjusted the expected volatility inputs used in the Black-Scholes model.  Clinigence’s (n/k/a Nutex Health Inc.) common stock trading history was not sufficient to use in the Black Scholes model because certain of the options and warrants had expected terms greater than the available historical period. In the revised Black-Scholes model, the historical volatility was averaged for a peer group of companies with Clinigence’s historical volatility.

As a result of this revision, the total consideration in the merger was reduced by $10.3 million, affecting the goodwill and equity reported in our June 30, 2022 financial statements. The Company had previously recognized an impairment of goodwill related to the Merger totaling approximately $408.5 million in its financial statements for the quarter ended September 30, 2022.  This revision reduces the amount of that impairment by $10.3 million to $398.1 million. The only impact is a reclass of $10.3 million between additional paid-in capital and retained earnings (accumulated deficit) resulting from this revision.

The Company has assessed the materiality of this revision and concluded that no restatement of its previous financial disclosure is required. Attached as Exhibit 99.2 hereto is supplemental financial information showing a summary of the revisions to the Company’s financial information for the periods ended June 30, 2022 and September 30, 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 2, 2023
99.2	Supplemental Financial Disclosures
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

THE INFORMATION CONTAINED IN ITEM 2.02 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 2, 2023
Nutex Health Inc.

By: /s/ Jon C. Bates
Jon C. Bates
Chief Financial Officer